Exhibit 10.5

Solar Cable Sales Agreement

Order Number:

Customer Name:

Customer’s Address:

Customer’s Tel:

Contact Person:

Consignee Name:

Consignee’s Address:

Consignee’s Tel:

Estimated Shipment Time:

Article 1 Product Details

Product Name (model number)	Quantity	Unit	Unit Price (RMB)	Total Price (RMB)	remarks

Total Amount:

Article 2 Payment Terms

Settlement every 30 days.

Article 3 Packaging and Shipment

The seller arranges transportation. Unless otherwise specified, packaging will be the factory’s standard packaging, and delivery will be via logistics.

Article 4 Effectiveness of the Agreement

The contract becomes effective upon confirmation of the advance payment by both the buyer and the seller. Once the contract is effective, it is irrevocable, and neither party may change the order quantity or price due to fluctuations in copper prices. Any changes to the content of the sales contract must be communicated in writing and will become effective upon confirmation by both parties. If the buyer requests to terminate the contract after the advance payment has been made, the amount already paid will not be refunded.

Article 5 Product Standards

Photovoltaic connectors are produced according to the ______ standard; photovoltaic cables ______ are produced according to the ______ standard; photovoltaic ______ is produced according to the ______ standard. Other products are subject to negotiation.

Article 6 Representations

All products provided by the seller comply with relevant national standards and the requirements of the photovoltaic power generation industry.

Article 7 Returns

Upon receipt of the goods, if there are any quality issues, the buyer must raise them within five working days for the seller to replace the goods; otherwise, the receipt will be considered accepted. In case of quality issues, the buyer must promptly notify the seller and arrange for replacement (the seller must ensure the products are in good condition; otherwise, the seller has the right to refuse returns or replacements). The seller does not accept returns or replacements for non-quality issues.

Article 8 Dispute Resolution

If any dispute arises between the buyer and the seller, both parties shall negotiate in the spirit of friendly cooperation and mutual benefit. If the negotiation fails, the court in the location of both parties shall have jurisdiction.

Article 9 Effectiveness of the Agreement

This contract is made in two copies, and faxed, scanned, or photographed documents have the same legal effect as the original.

Article 10 Other Terms

Shipment is tax-included.

[Signature Page]

Seller: Ningbo Pntech New Energy Co., Ltd.

Signatory/Company Seal:

Tel:

Address:

Taxpayer identification Number:

Bank Name:

Bank Account:

Buyer:

Signatory/Company Seal:

Tel:

Address:

Taxpayer identification Number:

Bank Name:

Bank Account:

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